Exhibit 99.1

Investor Contacts:
Thomas J. Aaron	Ross W. Comeaux
Executive Vice President	Vice President – Investor Relations
and Chief Financial Officer	615-465-7012
615-465-7000

COMMUNITY HEALTH SYSTEMS ANNOUNCES PROPOSED

EXCHANGE OFFER

FRANKLIN, Tenn., October 29, 2019 – Community Health Systems, Inc. (the “Company”) (NYSE:CYH) today announced that its wholly owned subsidiary, CHS/Community Health Systems, Inc. (the “Issuer”), intends to commence an offer to exchange (the “Exchange Offer”) a combination of (i) $700 million aggregate principal amount of its new 8.000% Senior Secured Notes due 2027 (the “New Secured Notes”) and (ii) up to $1,932 million aggregate principal amount of its new 6.875% Senior Unsecured Notes due 2028 (the “New Unsecured Notes” and, together with the New Secured Notes, the “New Notes”) in exchange for any and all of its $2,632 million aggregate principal amount of outstanding 6.875% Senior Unsecured Notes due 2022 (the “Old Notes”).

The Issuer is under no obligation to commence the Exchange Offer. There can be no assurance that the Exchange Offer will be commenced or consummated on the terms described in this press release or at all. The complete terms and conditions of the Exchange Offer will be set forth in an offering memorandum (the “Offering Memorandum”) and related letter of transmittal (the “Letter of Transmittal”), each of which will be distributed to eligible holders of Old Notes in connection with the proposed Exchange Offer.

It is expected that holders whose Old Notes are validly tendered (and not validly withdrawn) at or prior to the early tender deadline with respect to the Exchange Offer (which deadline will be described in the Offering Memorandum) will receive in exchange for each $1,000 principal amount of Old Notes so tendered and accepted for exchange: (1) a principal amount of New Secured Notes equal to the product of (a) $1,000 and (b) the quotient of (i) $700,000,000 and (ii) the aggregate principal amount of Old Notes validly tendered (and not validly withdrawn) by all eligible holders at or prior to such early tender deadline and accepted by the Issuer for exchange; and (2) a principal amount of New Unsecured Notes equal to (a) $1,000 minus (b) the principal amount of New Secured Notes calculated in accordance with the immediately preceding clause (1) (the “Total Consideration”). The Exchange Offer will contemplate a par-for-par treatment for the Old Notes in exchange for $700,000,000 in New Secured Notes (ratio dependent on participation level, but, provided the Supporting Holders (as defined below) tender their Old Notes, $700,000,000 aggregate principal amount of New Secured Notes will be issued regardless of participation level) and the balance of the consideration for tenders of the Old Notes will come in the form of New Unsecured Notes such that the total consideration across the two new series of debt securities will be a par-for-par exchange.

The percentage of Total Consideration that will be comprised of New Secured Notes that a holder will receive per $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) by the early tender deadline and accepted by the Issuer for exchange will depend on the total aggregate principal amount of Old

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CYH Announces Proposed Exchange Offer

October 29, 2019

Notes exchanged in the Exchange Offer. The greater the level of participation in the Exchange Offer by holders of the Old Notes, the lower the aggregate principal amount of New Secured Notes such holders will receive as Total Consideration for each $1,000 principal amount of Old Notes.

The Issuer and certain institutional investors that are holders of the Old Notes (the “Supporting Holders”) have agreed that, subject to satisfaction of certain conditions, such holders will tender in the Exchange Offer (and not withdraw) Old Notes representing approximately 82.8% of the aggregate outstanding principal amount of Old Notes. As a result, holders that exchange their Old Notes after the early tender deadline will not receive any New Secured Notes. See the table below for more information on the composition of the Total Consideration in the following hypothetical scenarios: (1) 82.8% of the aggregate outstanding principal amount of Old Notes are tendered (and not validly withdrawn) at or prior to the early tender deadline (i.e., only Old Notes held by the Supporting Holders are validly tendered (and not validly withdrawn) at or prior to the early tender deadline) and (2) 100% of the aggregate outstanding principal amount of Old Notes are tendered (and not validly withdrawn) at or prior to the early tender deadline.

	Total Consideration
Hypothetical Participation Percentage	Principal amount of New Secured Notes issued per $1,000 principal amount of Old Notes tendered	Principal amount of New Unsecured Notes issued per $1,000 principal amount of Old Notes tendered
82.8% (Supporting Holders only)	$321.22	$678.78
100%	$265.97	$734.03

In order to be eligible to receive any New Secured Notes offered in the Exchange Offer, eligible holders must validly tender (and not validly withdraw) their Old Notes at or prior to the early tender deadline.

It is expected that holders whose Old Notes are validly tendered (and not validly withdrawn) after the early tender deadline and prior to the expiration date (which date will be described in the Offering Memorandum) will receive $950 principal amount of New Unsecured Notes (the “Exchange Consideration”) in exchange for each $1,000 principal amount of Old Notes so tendered and accepted for exchange.

In addition, holders whose Old Notes are exchanged in the Exchange Offer will receive accrued and unpaid interest in cash in respect of their exchanged Old Notes from the last interest payment date to, but not including, the applicable settlement date for the Exchange Offer (which dates will be described in the Offering Memorandum); provided that in the case of Old Notes tendered after the early tender deadline, the Issuer will deduct from such unpaid interest an amount equal to the entitlement embedded in such holders’ Exchange Notes relating to the period from the early settlement date to the issuance of such Exchange Notes on the final settlement date.

The Exchange Offer will be subject to certain conditions as will be set forth in the Offering Memorandum and Letter of Transmittal, including (i) the Supporting Holders validly tendering (and not validly withdrawing) the 82.8% of the aggregate outstanding principal amount of Old Notes held by them and (ii) the repayment in full and termination of the Issuer’s existing cash-flow based revolving credit facility. The Issuer reserves the right, subject to applicable law, to terminate, withdraw or amend the Exchange Offer at any time and from time to time, as will be described in the Offering Memorandum. Exchanging holders of Old Notes will have withdrawal rights as will be described in the Offering Memorandum.

If after the early tender deadline, all conditions to the Exchange Offer have been or concurrently are or will be satisfied or waived by the Issuer, the Issuer will accept for exchange all Old Notes validly tendered (and not withdrawn) in the Exchange Offer as of such early tender deadline. It is expected that the early settlement date will be on the fourth business day after the early tender deadline.

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CYH Announces Proposed Exchange Offer

October 29, 2019

In connection with the Exchange Offer, the Issuer intends to issue an additional $500.0 million of 8.000% Senior Secured Notes due 2026 (the “Tack-On Notes”) substantially concurrently with the initial settlement date of the Exchange Offer, and use the net proceeds of that offering to (i) redeem all $121.0 million aggregate principal amount of the Issuer’s outstanding 7.125% Senior Unsecured Notes due 2020 (the “2020 Notes”) at par plus accrued and unpaid interest to, but excluding, the redemption date, (ii) repay any amounts outstanding the Issuer’s cash-flow based revolving credit facility (including cash-collateralizing outstanding letters of credit) and permanently terminate such agreement and (iii) repay borrowings outstanding under the Issuer’s ABL facility. The Issuer has received, for no consideration, a waiver from requisite holders of each series of its junior-priority secured notes to waive any limitation in the indentures governing such notes on using proceeds of new notes offerings to redeem the 2020 Notes prior to May 15, 2020. The Issuer has also received a commitment from certain institutional investors to purchase, subject to the satisfaction of certain conditions, the Tack-On Notes under certain circumstances if they are not otherwise subscribed for. The Issuer is under no obligation to consummate any offering of Tack-On Notes and there can be no assurance that any such offering will be consummated on the terms described in this press release or at all. The terms of any offering of Tack-On Notes will be set forth in an offering memorandum which will be distributed to eligible investors.

It is expected that the New Secured Notes will be redeemable, at the Issuer’s option, on or after December 15, 2022, at par plus 50% of the coupon, declining ratably to par on and after December 15, 2024. Prior to December 15, 2022, the New Secured Notes will be redeemable, at the Issuer’s option, subject to a standard make-whole provision. It is expected that the New Unsecured Notes will be redeemable, at the Issuer’s option, on or after April 1, 2023, at par plus 50% of the coupon, declining ratably to par on and after April 1, 2025. Prior to April 1, 2023, the New Unsecured Notes will be redeemable, at the Issuer’s option, subject to a standard make-whole provision.

It is expected that each indenture governing each series of New Notes (each a “New Notes Indenture”) will contain covenants substantially similar to those included in the Issuer’s outstanding 8.000% Senior Secured Notes due 2026, with additional restrictions on the ability of the Issuer and its restricted subsidiaries to incur any additional secured debt.

It is expected that each series of New Notes will be guaranteed by the Company and certain of its existing and future domestic subsidiaries that guarantee the Issuer’s outstanding revolving credit facility, ABL facility and senior notes. In addition, the New Secured Notes and related guarantees are expected to be secured by (i) shared first-priority liens on the collateral that secures the Issuer’s outstanding cash-flow based revolving credit facility and existing secured notes and (ii) shared second-priority liens on the collateral that secures the Issuer’s outstanding ABL facility, in each case subject to permitted liens as will be described in the Offering Memorandum.

The New Notes and any Tack-On Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The New Notes and any Tack-On Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offer is expected to be made, and each series of New Notes are expected to be offered and issued only (i) in the United States to holders of Old Notes who the Issuer reasonably believes are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) outside the United States to holders of Old Notes who are (A) persons other than U.S. persons, within the meaning of Regulation S under the Securities Act, and (B) “non-U.S. qualified offerees” (as will be defined in the Offering Memorandum).

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CYH Announces Proposed Exchange Offer

October 29, 2019

This press release is for informational purposes only. This press release is neither an offer to sell nor a solicitation of an offer to buy any New Notes or any Tack-On Notes and is neither an offer to purchase nor a solicitation of an offer to sell any Old Notes or any 2020 Notes. The Exchange Offer will be made only by, and pursuant to, the terms to be set forth in the Offering Memorandum and the Letter of Transmittal. The Exchange Offer will not be made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Documents relating to the Exchange Offer, including the Offering Memorandum and Letter of Transmittal, will only be distributed to eligible holders who complete and return an eligibility form confirming they are either (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (ii) not a U.S. person, within the meaning of Regulation S under the Securities Act and a “non-U.S. qualified offeree” (as will be defined in the eligibility letter).

Forward-Looking Statement

Statements contained in this press release regarding the proposed Exchange Offer and the other anticipated transactions described herein are forward-looking statements that involve risk and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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